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Exhibit 5

                [LETTERHEAD OF GARY STEVEN FINDLEY & ASSOCIATES]

                                  April 3, 2001

United Security Bancshares
1525 East Shaw Avenue
Fresno, California 93710

Re:   Registration Statement on Form S-4

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 5,489,948 shares of your common stock, no par value (the "Bancshares common stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Bancshares common stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Bancshares common stock, the Bancshares common stock, will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.

                                        Respectfully submitted,

                                        GARY STEVEN FINDLEY & ASSOCIATES


                                    By: /s/ Gary Steven Findley

                                        Gary Steven Findley
                                        Attorney at Law